EXHIBIT 10.1

VOTING AGREEMENT AND WAIVER

THIS VOTING AGREEMENT AND WAIVER (this “Agreement”), dated as of April 17, 2006, is made by and among Hologic, Inc, a Delaware corporation (the “Buyer”) and holders (the “Stockholders”) of certain shares of Common Stock, $0.001 par value per share, and certain shares of Preferred Stock, $0.001 par value per share, of Suros Surgical Systems, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, concurrently herewith, Buyer, Swordfish Acquisition, Inc., a wholly-owned subsidiary of the Buyer (“Merger Sub”), the Company and the Stockholder Representative have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”) providing for the merger of Merger Sub with and into the Company, subject to the terms and conditions set forth in the Merger Agreement (the “Merger”), with the Company being the entity surviving the Merger; and

WHEREAS, each of the Stockholders owns of record and beneficially the number of outstanding shares of Common Stock and Preferred Stock of the Company set forth opposite her, his or its name as “Owned Shares” on Schedule A attached hereto, and has voting power over such additional number of outstanding shares of Common Stock and Preferred Stock of the Company set forth opposite her, his or its name as “Controlled Shares” on Schedule A hereto (collectively, the Owned Shares and Controlled Shares are referred to as “Shares”), and each Stockholder wishes to enter into this Agreement with respect to all of such Shares and any additional shares of Common or Preferred Stock of the Company hereafter acquired; and

WHEREAS, in order to induce Buyer to enter into the Merger Agreement, Buyer has requested that the Stockholders, and the Stockholders have agreed to, enter into this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

VOTING AGREEMENT; IRREVOCABLE GRANT OF PROXY; WAIVER

Section 1.1. Voting Agreement. (a) During the term of this Agreement, each Stockholder hereby agrees to vote all the Shares and any other capital stock that such Stockholder becomes entitled to vote, whether through contract, purchase, exercise of an option or otherwise (“Additional Shares”) to approve and adopt the Merger Agreement (and any subsequent amendments thereto), the Merger and all other agreements and actions to be undertaken in connection therewith, at every meeting of stockholders of Company, and at every adjournment thereof (or by written consent in lieu of a meeting), at which such matters are submitted for the consideration and vote of stockholders of Company. Each Stockholder hereby further agrees that it will not vote (or give a written consent with respect to) any Shares or Additional Shares in favor of the approval of (i) any proposal or offer for a merger, consolidation, business combination, tender offer, sale of substantial assets, sale of shares of capital stock or similar transactions involving Company or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement, (ii) any reorganization, recapitalization, liquidation, winding up of Company or any other extraordinary transaction involving Company, or (iii) any corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the Merger or the transactions contemplated by the Merger Agreement.

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(b) Except as set forth in clause (a) of this Section 1.1, the Stockholders shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company.

Section 1.2. Irrevocable Proxy. Each Stockholder hereby revokes any and all previous proxies granted with respect to such Stockholder’s Shares and/or Additional Shares with respect to the matters set forth in Section 1.1(a). Each Stockholder hereby grants a proxy appointing Buyer as such Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power with respect to such Stockholder’s Shares and/or such Additional Shares in accordance with Section 1.1(a). The proxy granted by each Stockholder pursuant to this Section 1.2 is irrevocable to the extent permitted by Delaware law, is coupled with an interest and is granted in consideration of Buyer’s entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall terminate in accordance with Section 4.4 of this Agreement.

Section 1.3. Waiver of Appraisal Rights. Each Stockholder hereby agrees not to exercise her, his or its appraisal rights pursuant to Section 262 of the Delaware General Corporation Law or other relevant provisions with respect to the Merger, the Merger Agreement or the transactions contemplated thereby.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

Each Stockholder severally represents and warrants to Buyer that:

Section 2.1. Valid Title. Such Stockholder is the sole record and beneficial owner of such Stockholder’s Owned Shares, and there are no restrictions on such Stockholder’s voting rights with respect to such Shares. None of such Stockholder’s Owned Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Owned Shares. Each Stockholder has the sole right to vote the shares, if any, listed as Controlled Shares on Schedule A hereto.

Section 2.2. Non-Contravention. The execution, delivery and performance by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby (i) are within such Stockholder’s powers, have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person), (ii) require no action by or in respect of, or filing with, any governmental body, agency, official or authority, and (iii) do not and will not violate, contravene or constitute a default under, or give rise to a right of termination, cancellation or acceleration of any right or obligation of such Stockholder or to a loss of any benefit of such Stockholder under, any statute, rule or regulation applicable to such Stockholder or injunction, order, decree, or other instrument binding on such Stockholder or result in the imposition of any lien on any Shares or Additional Shares.

Section 2.3. Binding Effect. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement is the valid and binding agreement of Buyer, is the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform this Agreement.

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Section 2.4. Total Shares. As of the date hereof, such Stockholder is the legal and beneficial owner of the number of Shares set forth opposite her, his or its name on Schedule A hereto, which Shares represent the only shares of capital stock of the Company legally or beneficially owned by such Stockholder and, except as set forth on Schedule A, such Stockholder owns no options to purchase or rights to subscribe for or otherwise acquire any securities of Company and has no other interest in or voting rights with respect to any securities of Company.

ARTICLE III

COVENANTS OF STOCKHOLDERS

Each Stockholder, severally, in its capacity as a stockholder of the Company, hereby covenants and agrees that:

Section 3.1. No Proxies for or Encumbrances on Stockholder Shares. Except as provided in this Agreement, such Stockholder shall not, during the term of this Agreement, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or Additional Shares, with respect to the matters set forth in Section 1.1, (ii) except as provided in Section 4.5, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares or Additional Shares, or (iii) take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder.

Section 3.2. Conduct of Stockholder. Such Stockholder will not (i) take, or agree or commit to take, any action that would make any representation and warranty of such Stockholder hereunder inaccurate in any respect as of any time prior to the termination of this Agreement or (ii) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Further Assurances. Except as otherwise provided in the Merger Agreement, Stockholders will each execute and deliver or cause to be executed and delivered all further documents and instruments and take such reasonable further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

Section 4.2. Specific Performance. The parties hereto agree and each Stockholder expressly acknowledges that Buyer may be irreparably damaged if for any reason any Stockholder fails to perform any of its obligations under this Agreement, and that Buyer may not have any adequate remedy at law for money damages in such event. Accordingly, each Stockholder agrees that in the case of the failure of any Stockholder to perform Buyer shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Stockholder, and further agrees that any such specific performance and injunctive and/or other equitable relief, in addition to remedies at law or damages, is the appropriate remedy for any such failure to perform, and further agrees that such Stockholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with Buyer’s seeking or obtaining such equitable relief. This provision is without prejudice to any other rights that Buyer may have against any Stockholder for any failure to perform its obligations under this Agreement.

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Section 4.3. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered on the date of receipt, if delivered by hand, or one business day after it is sent by receipt – confirmed telecopy or via a reputable nationwide overnight courier service for next business day delivery, if to Buyer, at its address set forth below its signature hereto, together with a copy to Brown Rudnick Berlack Israels LLP One Financial Center, Boston, Massachusetts 02111 (Attention: Philip J. Flink, Esq.); and if to a Stockholder, to such Stockholder at her, his or its address set forth on Schedule A hereto copy to [ (Attention: )]. Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including expedited courier, messenger service, telecopy, mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

Section 4.4. Term of Agreement; Termination. The term of this Agreement shall commence on the date hereof and such term, this Agreement and the proxy(ies) granted in and pursuant to Section 1.2 hereof shall terminate upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement), (ii) the date on which the Merger Agreement is terminated in and pursuant to accordance with its terms, or (iii) the date on which Buyer provides written notice of termination to Stockholders. Upon such termination, no party shall have any further obligations or liabilities hereunder; provided, that such termination shall not relieve any party from liability for any willful breach of this Agreement prior to such termination.

Section 4.5. Survival of Representations and Warranties. All representations, warranties and covenants contained in this Agreement shall survive delivery of and payment for the Shares.

Section 4.6. Permitted Transfers. Notwithstanding anything in this Agreement to the contrary, each of the Stockholders may transfer any or all of the Shares and Additional Shares, in accordance with applicable Law, to such Stockholder’s spouse, ancestors, descendants or any trust or other entity controlled by such Stockholder for any of their benefit; provided, however, that, prior to and as a condition to the effectiveness of such transfer, each Person to which any of such Shares or Additional Shares or any interest in any of such Shares or Additional Shares is or may be transferred shall have executed and delivered to the Buyer a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement, and shall have agreed in writing with the Buyer to hold such Shares or Additional Shares or interest in such Shares or Additional Shares subject to all of the terms and provisions of this Agreement.

Section 4.7. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

Section 4.8. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that Buyer may assign its rights and obligations to any affiliate of Buyer and provided, further, that no Stockholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of Buyer, except as otherwise provided in Section 4.5 hereof.

Section 4.9. Governing Law and Venue. THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN, AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED

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AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY IN SUCH STATE. The parties hereby (a) irrevocably submit to the jurisdiction of the Chancery Court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and in respect of the transactions contemplated hereby and (b) waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such courts. The parties hereby consent to and grant any such court’s jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.3, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

Section 4.10. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the parties hereto. No waiver of any provision hereof by any party shall be deemed a waiver of any other provision hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 4.11. Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provisions not held invalid or unenforceable and the application of such provisions to persons or circumstances other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

Section 4.12. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instruments.

Section 4.13. Headings. The headings and captions used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 4.14. Obligations Separate; Stockholder Capacity. The obligations of Stockholders hereunder are several and not joint. Each Stockholder who is an individual signs solely in his capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder’s Shares and any Additional Shares and nothing herein shall limit or affect any actions taken by a Stockholder in his capacity as an officer or director of Company. The parties hereto acknowledge and agree that each Stockholder’s obligations hereunder are solely in his, her or its capacity as a stockholder of the Company, and that none of the provisions herein set forth shall be deemed to (i) restrict or limit any fiduciary duty that any of the undersigned or any of their respective affiliates may have as a member of the Board of Directors of the Company, as an officer of the Company, or otherwise as a fiduciary to any person resulting from any circumstances other than as a stockholder of the Company or (ii) limit or affect any action or inaction by any such person to the extent specifically permitted by the Merger Agreement; provided that, no such duty shall excuse the Stockholder from his, her or its obligations as a stockholder of the Company to vote the Shares and any Additional Shares, to the extent that they may be so voted, or otherwise perform any obligations as herein provided and to otherwise comply with the terms and conditions of this Agreement.

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Section 4.15. Construction. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

[Remainder of page intentionally blank; signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HOLOGIC, INC.

By:	/s/ Glenn P. Muir
Name:	Glenn P. Muir
Title:	Executive Vice President and Chief Financial Officer

STOCKHOLDERS:

By:	/s/ Jericho LLP,
Joseph Mark,
Managing Partner

By:	/s/ Mobius, L.P.,
ME Miller,
Managing Partner

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Schedule A

	Owned Shares		Controlled Shares
Stockholder Name and Address	Common Stock	Preferred Stock	Common Stock	Preferred Stock
Joseph Mark Managing Partner Jericho Limited Partnership 5154 N. Capitol Ave. Indianapolis, IN 46181	2,101,666

Michael Miller Managing Partner Mobius Limited Partnership 4560 W. Woodpecker Tralfalgar, IN 46181	2,133,686

VOTING AGREEMENT - FORM OF PROXY